STARBOARD VALUE AND OPPORTUNITY MASTER FUND LTD.
                        C/O RAMIUS CAPITAL GROUP, L.L.C.
                          666 THIRD AVENUE, 26TH FLOOR
                            NEW YORK, NEW YORK 10017

                                                                   April 3, 2006

FACSIMILE AND EXPRESS MAIL

S1 Corporation
3500 Lenox Road, Suite 200
Atlanta, GA  30326
Attn: Corporate Secretary

      Re: NOTICE OF SHAREHOLDER NOMINATION FOR ELECTION OF DIRECTORS AND SUBMISSION OF BUSINESS PROPOSALS FOR THE 2006 ANNUAL MEETING OF SHAREHOLDERS OF S1 CORPORATION

Dear Sir:

      This letter is intended to serve as notice to S1 Corporation, a Delaware corporation ("S1" or the "Company"), as to the nomination by Starboard Value and Opportunity Master Fund Ltd., an exempted company organized under the laws of the Cayman Islands ("Starboard"), of nominees for election to the Board of Directors of S1 (the "S1 Board") at the 2006 annual meeting of shareholders of S1, or any other meeting of shareholders held in lieu thereof, and any adjournments, postponements, reschedulings or continuations thereof (the "2006 Annual Meeting"), and the submission of certain business proposals for consideration at the 2006 Annual Meeting.

      Starboard is the beneficial owner of 3,394,867 shares of common stock, $.01 par value per share (the "Common Stock"), of S1, 1,000 shares of which are held of record. This letter and all Exhibits attached hereto are collectively referred to as the "Notice." Starboard believes that the terms of two (2) directors currently serving on the S1 Board expire at the 2006 Annual Meeting.

      Starboard hereby gives written notice of its intention to make the following director nominations and to submit the following business proposals for consideration at the 2006 Annual Meeting:

      1. To nominate for election two candidates, Jeffrey D. Glidden and Jeffrey C. Smith, as Class I directors at the 2006 Annual Meeting to serve until the 2009 annual meeting of shareholders.

      2. To amend Section 3.2 of the current Amended and Restated Bylaws of the Company (the "S1 Bylaws") to allow only shareholders to fix the number of directors of the Company and to set the size of the S1 Board at a number of directors which is equal to the sum of (a) the number of directors that comprise the S1 Board at the time of the 2006 Annual Meeting, plus (b) three (3), such that, by way of example, if the number of directors that comprise the S1 Board at the time of the 2006 Annual Meeting is six (6), then the S1 Board will be set at nine (9) directors, which proposal will be in substantially the following form:

                  RESOLVED, that Section 3.2 of the Bylaws of the Company be amended by deleting the final two sentences thereof and replacing them with the following: "The Board of Directors shall consist of such number of directors as is equal to the sum of (a) the number of directors that comprise the Board of Directors at the time of the 2006 Annual Meeting of Shareholders, plus (b) three (3). Thereafter, within the limits above specified, the number of directors shall be determined from time to time by a vote of the shareholders."

      3. To amend Section 3.4 of the S1 Bylaws to allow newly created directorships resulting from an increase in the size of the S1 Board to be filled only by a vote of the shareholders, which proposal will be in substantially the following form:

                  "RESOLVED, that Section 3.4 of the Bylaws of the Company be deleted in its entirety and replaced with the following:
                  "Vacancies on the Board of Directors resulting other than from newly created directorships shall be filled by a vote of the shareholders, or by a majority of the directors then in office, although fewer than a quorum, or by a sole remaining director. Any vacancies resulting from newly created directorships shall be filled only by a vote of the shareholders. Each director so chosen shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director's successor is elected and qualified, or until the director's earlier resignation or removal."

      4. Should Proposal No. 2 and Proposal No. 3 be approved, to nominate for election at the 2006 Annual Meeting three candidates, Edward Terino, William J. Fox and Richard S. Rofe, as directors to fill the vacancies created by the increase in the size of the S1 Board.

      5. To amend Section 2.3 of the S1 Bylaws to allow shareholders holding at least one-tenth of the outstanding capital stock of the Company to call a special meeting of shareholders, which proposal will be in substantially the following form:

                  "RESOLVED, that Section 2.3 of the Bylaws of the Company be deleted in its entirety and replaced with the following:
                  "Special meetings of the shareholders for any purpose or purposes, unless otherwise prescribed by statute, may be called at any time by the Chairman of the Board of Directors, the President, or a majority of the Board of Directors, and shall be called by the Chairman of the Board of Directors, the President, or the Secretary upon the written request of the holders of not less than one tenth of all of the outstanding capital stock of the Corporation entitled to vote at the meeting. Such written request shall state the purpose or purposes of the meeting and shall be delivered to the principal office of the Corporation addressed to the Chairman of the Board, the President, or the Secretary."

      Starboard reserves the right to nominate additional nominees to be elected to the S1 Board at the 2006 Annual Meeting. Additional nominations made pursuant to the preceding sentence are without prejudice to the position of Starboard that any attempt to increase the size of the current S1 Board or to reconstitute or reconfigure the classes on which the current directors serve prior to the 2006 Annual Meeting constitutes an unlawful manipulation of S1's corporate machinery. If this Notice shall be deemed for any reason by a court of competent jurisdiction to be ineffective with respect to the nomination of any of Starboard's nominees (each a "Nominee" and collectively, the "Nominees") at the 2006 Annual Meeting, or if any individual Nominee shall be unable to serve for any reason, this Notice shall continue to be effective with respect to the remaining Nominee(s) and as to any replacement Nominee(s) selected by Starboard. Starboard reserves the right to challenge any action that may be taken by S1, including any amendment to its Amended and Restated Certificate of Incorporation or the S1 Bylaws that would have the effect of enjoining, prohibiting or limiting Starboard from submitting or implementing its business proposals. If this Notice shall be deemed for any reason by a court of competent jurisdiction to be ineffective with respect to any of the business proposals submitted by Starboard hereunder, this Notice shall continue to be effective with respect to the remaining business proposals.

      Below please find information required by Section 3.3 of the S1 Bylaws and Regulation 14A of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and other information concerning the two Nominees for election as Class I directors at the 2006 Annual Meeting.

      JEFFREY D. GLIDDEN (AGE 55) is a Vice President and the Chief Financial Officer of Airvana, Inc., a company specializing in broadband CDMA network infrastructure systems based on third-generation (3G) CDMA2000 1xEV-DO wireless packet data technology, a position he has held since December 2005. From July 2002 to December 2005, Mr. Glidden served as Senior Vice President, Operations and as Chief Financial Officer of RSA Security, Inc. (NASD:RSAS), a publicly traded technology security company specializing in protecting online identities and digital assets. From January 1997 to July 2005, he has served as a Vice President and Chief Financial Officer of Stream International, Inc., a company specializing in technical support and customer service outsourcing. Mr. Glidden received a Masters in Business Administration from Harvard Business School in 1976. The principal business address of Mr. Glidden is c/o Airvana, Inc., 19 Alpha Road, Chelmsford, MA 01824. The residential address of Mr. Glidden is 326 Sargent Road, Boxborough, MA 01719. As of the date hereof, Mr. Glidden does not own any securities of S1 nor has he made any purchases or sales of any securities of S1 during the past two years.

      JEFFREY C. SMITH (AGE 33) is a Managing Director in the Private Investments Department at Ramius Capital Group, L.L.C. ("Ramius Capital"), an investment management firm, where he is responsible for identifying, analyzing and structuring potential investments for Ramius Capital and the funds it manages. He has been employed by Ramius Capital since January 1998. Prior to joining Ramius Capital, he served as Vice President of Strategic Development and Investor Relations for The Fresh Juice Company, Inc. (NASD:FRSH), a manufacturer and distributor of fresh squeezed and frozen fresh squeezed citrus juices and other non-carbonated beverages, from February 1996 until January 1998. From August 1994 until February 1996, Mr. Smith was a financial analyst in the

Mergers and Acquisitions Department at LSG Advisors, a division of Societe General Securities Corporation (now SG Cowen & Co., LLC). Mr. Smith served on the Board of Directors of The Fresh Juice Company, Inc. from April 1996 until February 1999 and Jotter Technologies, Inc., an Internet infomediary company, from January 2000 to September 2000. Mr. Smith is a General Securities
Registered Representative. Mr. Smith received a B.S. in Economics with concentrations in finance and accounting from the Wharton School of The University of Pennsylvania. The principal business address of Mr. Smith is c/o Ramius Capital Group, L.L.C., 666 Third Avenue, 26th Floor, New York, New York 10017. The residential address of Mr. Smith is 3 Howard Dr., Muttontown, NY 11791. As of March 30, 2006, Ramius Capital may be deemed to beneficially own 5,115,935 shares of Common Stock of S1. As of the date hereof, Mr. Smith does not beneficially own any securities of S1 nor has he made any purchases and sales of any securities of S1 during the past two years. For information regarding purchases and sales during the past two years by Ramius Capital and its affiliates in securities of S1 (without conceding that any such information is required to be disclosed in this Notice), please see EXHIBIT A.

      Below please find information required by Section 3.3 of the S1 Bylaws and Regulation 14A of the Exchange Act and other information concerning the three
(3) nominees to fill the vacancies created by the increase in the size of the S1 Board, should Proposal No. 2 and Proposal No. 3 be approved.

      WILLIAM J. FOX (AGE 49) has been the President and Chief Executive Officer of L Q Corporation, Inc. (OTCBB:LQCI.OB), a publicly traded corporation engaged in the professional security, compliance, advisory and investigatory business, since October 2004 and a director of that company since April 2003. Mr. Fox was Chairman, President and Chief Executive Officer of AKI Inc. and President and CEO of AKI Holdings, Inc. (d/b/a Arcade Marketing), an international specialty marketing services business, from February 1999 until October 2004. From
September 1991 until January 1999, Mr. Fox was an executive of Revlon Inc. (NYSE:REV) and of Revlon Consumer Products Corporation ("RCPC"), holding various positions, including Senior Executive Vice President of Revlon, Inc., President of Strategic and Corporate Development, Revlon Worldwide, Chief Executive
Officer of Revlon Technologies, and, until December 1997, was Chief Financial Officer of Revlon, Inc. Mr. Fox was concurrently a Senior Vice President of MacAndrews & Forbes Holdings Inc. ("MacAndrews"). Mr. Fox was a director of Revlon Inc. and RCPC from 1994 until April 1999. At various times, beginning in April 1983, Mr. Fox was also an executive officer of several affiliates of MacAndrews and Revlon, Inc., including Technicolor Inc., The Coleman Company, New World Entertainment, Brooks Drug Stores and Revlon Group Incorporated. Mr. Fox also served as a director and non-executive Co-Chairman of Loehmann's Holdings Inc. from October 2000 until October 2004. Mr. Fox has served as the President, Chief Executive Officer and a director of Dynabazaar, Inc. (OTCBB:FAIM.OB), a publicly traded corporation that was formerly an online auction and promotions technology service provider, since December 2004 and has served as a director of Nephros, Inc. (AMEX:NEP), a medical device company, since September 2004, and of Register.com (Cayman) L.P., a provider of domain name registration and internet services, since December 2005. In addition, he has been the Vice Chairman of Barington Capital Group, L.P., an investment company, and certain of its affiliates since October 2004. Mr. Fox is a certified public accountant. He received a BBA and an MBA from Pace University. The principal business address of Mr. Fox is c/o Barington Capital Group, L.P., 888 Seventh Avenue, 17th Floor, New York, NY 10019. Mr. Fox's residential address is 11 Pike Street, Alpine, NJ 07620-0893. As of March 30, 2006, Barington Capital Group, L.P. may be deemed to beneficially own 828,543 shares of Common Stock of S1. As of the date hereof, Mr. Fox does not beneficially own any securities of S1 nor has he made any purchases and sales of any securities of S1 during the past two years. For information regarding purchases and sales during the past two years by affiliates of Barington Capital Group, L.P. in securities of S1 (without conceding that any such information is required to be disclosed in this Notice), please see EXHIBIT A.

      EDWARD TERINO (AGE 52) is the Co-Chief Executive Officer and Chief Financial Officer of Arlington Tanker Ltd (NYSE:ATB), an international publicly traded seaborne transporter of crude oil and petroleum products based in Bermuda. From September 2001 to June 2005, Mr. Terino served as a Senior Vice President, Chief Financial Officer, Treasurer and Secretary of Art Technology Group, Inc. (NASD:ARTG), an international publicly traded commerce and self-service application software company focused on the Global 1000 market. From April 1999 to September 2001, Mr. Terino served as a Senior Vice President, Chief Financial Officer, Treasurer and Secretary of Applix, Inc. (NASD:APLX), an international publicly traded company focusing on customer relationship management and business intelligence solutions for the Global 2000 market. Mr. Terino currently sits on the Board of Directors of and is the Chairman of the Audit Committee of EBT International, Inc., a publicly traded Web content management software developer. Mr. Terino is also currently a board member of Celerity Solutions, Inc., an e-business customer relationship management software developer, where he formerly served as Chief Financial Officer, Treasurer and Secretary from December 1996 to April 1999. Mr. Terino received his Masters in Business Administration from Suffolk University in 1984. The principal business address of Mr. Terino is c/o Arlington Tankers, Ltd, 191 Pust Road West, Westport, CT 06880. The residential address of Mr. Terino is 17 Canterbury Road, Windham, NH 03087. As of the date hereof, Mr. Terino does not own any securities of S1 nor has he made any purchases or sales of any securities of S1 during the past two years.

      RICHARD S. ROFE (AGE 41) is currently the sole managing member of Arcadia Capital Management, LLC, the general partner of Arcadia Partners, L.P., a private investment firm that invests in public equities using various strategies. In 1999, Mr. Rofe founded DataBites, Inc., a company built around a computer software product that was later sold to Divine, Inc. (NASD:DVIN) in 2001. Since 2001, Mr. Rofe has also co-founded two shareholder activist firms, ISIS Capital Management, LLC and Mitchell Wright Technology Group. These firms are focused on discovering undervalued public software companies in need of a transformation to unlock shareholder value. The principal business address of Mr. Rofe is c/o Arcadia Capital Management, LLC, 185 Great Neck Road, Suite 460, Great Neck, NY 11021. The residential address of Mr. Rofe is 54 Meadow Woods Road, Great Neck, NY 11020. As of March 30, 2006, Mr. Roche beneficially owns 77,138 shares of Common Stock of S1, 75,000 shares of which he beneficially owns by virtue of his position as sole member of Arcadia Capital Management, LLC, and 2,138 shares of which he owns personally. For information regarding purchases and sales during the past two years by Mr. Rofe and Arcadia Partners, L.P. in securities of S1, please see EXHIBIT A.

      Ramius Capital and Barington Capital Group, L.P., and certain of their affiliates, have signed or intend to sign letter agreements pursuant to which they agree to indemnify each of Messrs. Glidden, Terino and Rofe against claims arising from the solicitation of proxies from S1's shareholders in connection with the 2006 Annual Meeting and any related transactions.

      Ramius Capital has jointly filed a Schedule 13D with respect to the Common Stock with certain other entities pursuant to a joint filing agreement. Reference is made to such Schedule 13D initially filed on March 30, 2006, as it has been and may be amended from time to time (the "Schedule 13D"), as filed and to be filed with the Securities and Exchange Commission (the "SEC"), for information regarding other entities that are or may be deemed to be members in a group described therein.

      Other than as stated above, there are no arrangements or understandings between Starboard and each Nominee or any other person or persons pursuant to which the nominations described herein are to be made, other than the consents by the Nominees to be named as a nominee in this Notice, to be named as a nominee in any proxy statement filed by Starboard in connection with the solicitation of S1 shareholders and to serve as a director of S1, if so elected. Such consents are attached hereto as EXHIBIT B.

      Except as set forth in this Notice (including the Exhibits hereto), (i) during the past 10 years, no Nominee has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors); (ii) no Nominee directly or indirectly beneficially owns any securities of S1; (iii) no Nominee owns any securities of S1 which are owned of record but not beneficially; (iv) no Nominee has purchased or sold any securities of S1 during the past two years; (v) no part of the purchase price or market value of the securities of S1 owned by any Nominee is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities; (vi) no Nominee is, or within the past year was, a party to any contract, arrangements or understandings with any person with respect to any securities of S1, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies; (vii) no associate of any Nominee owns beneficially, directly or indirectly, any securities of S1; (viii) no Nominee owns beneficially, directly or indirectly, any securities of any parent or subsidiary of S1; (ix) no Nominee or any of his associates was a party to any transaction, or series of similar transactions, since the beginning of S1's last fiscal year, or is a party to any currently proposed transaction, or series of similar transactions, to which S1 or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $60,000; (x) no Nominee or any of his associates has any arrangement or understanding with any person with respect to any future employment by S1 or its affiliates, or with respect to any future transactions to which S1 or any of its affiliates will or may be a party; and
(xi) no Nominee has a substantial interest, direct or indirect, by securities holdings or otherwise in any matter to be acted on at the 2006 Annual Meeting.

      The information  concerning the shareholder  giving the Notice required by
Section 2.2 of the S1 Bylaws with respect to each of the shareholder business proposals and Section 3.3 of the S1 Bylaws with respect to each of the director nominations is set forth below:

      THE NAME AND ADDRESS, AS BELIEVED TO APPEAR ON S1'S BOOKS, OF THE SHAREHOLDER GIVING THE NOTICE IS AS FOLLOWS:

      Starboard Value & Opportunity Master Fund Ltd USA
      c/o Admiral Advisors, LLC
      666 Third Avenue, 26th Floor
      New York, NY 10017-3066

      THE  CLASS  AND  NUMBER  OF  SHARES  OF  COMMON   STOCK  WHICH  ARE  OWNED
BENEFICIALLY BY STARBOARD IS AS FOLLOWS:

      Starboard hereby represents that it is the beneficial owner of 3,394,867 shares of Common Stock of S1, 1,000 shares of which are held of record.

      WITH RESPECT TO THE SHAREHOLDER BUSINESS PROPOSALS DESCRIBED ABOVE, THE REASONS FOR CONDUCTING SUCH BUSINESS AT THE 2006 ANNUAL MEETING AND THE MATERIAL INTEREST OF STARBOARD, IF ANY, IN SUCH BUSINESS IS AS FOLLOWS.

      Starboard is submitting the foregoing business proposals at the 2006 Annual Meeting in order to give shareholders a greater voice in the governance of S1. Starboard does not have a material interest in the business proposals except as otherwise set forth herein.

                                      * * *

      Please address any correspondence to Starboard Value and Opportunity Master Fund Ltd., Attention: Jeffrey C. Smith, telephone (212) 845-7955, facsimile (212) 845-7999 and Owen S. Littman, telephone (212) 201-4841, facsimile (212) 845-7995 (with a copy to our counsel, Olshan Grundman Frome Rosenzweig & Wolosky LLP, Park Avenue Tower, 65 East 55th Street, New York, New York 10022, Attention: Steven Wolosky, Esq., telephone (212) 451-2333, facsimile
(212) 451-2222). The giving of this Notice is not an admission that any purported procedures for notice concerning the nomination of directors to the Board and submission of business proposals are legal, valid or binding, and Starboard reserves the right to challenge their validity.

                                               Very truly yours,

                                               STARBOARD VALUE AND OPPORTUNITY
                                               MASTER FUND LTD.

                                               By: /s/ Jeffrey C. Smith
                                                   -----------------------------
                                               Name:  Jeffrey C. Smith
                                               Title: Authorized Signatory

                                    EXHIBIT A

                        TRANSACTIONS IN SECURITIES OF S1
                            DURING THE PAST TWO YEARS

   Shares of Common Stock            Price Per                 Date of
     Purchased / (Sold)               Share($)             Purchase / Sale

                 STARBOARD VALUE & OPPORTUNITY MASTER FUND LTD.

          120,120                     4.3753                   11/18/05
           63,000                     4.3959                   11/18/05
           21,000                     4.5706                   11/22/05
            5,880                     4.4011                   11/28/05
            9,744                     4.3991                   11/30/05
           42,000                     4.4979                   12/01/05
           42,000                     4.5899                   12/02/05
          620,256                     4.3000                   12/05/05
          273,420                     3.9983                   3/02/06
           99,960                     4.0118                   3/02/06
           30,277                     4.0101                   3/03/06
          111,720                     3.9997                   3/03/06
           29,400                     4.0000                   3/03/06
          176,400                     3.9947                   3/06/06
           29,400                     3.8900                   3/08/06
          103,841                     3.8400                   3/10/06
           32,340                     3.9863                   3/14/06
          141,120                     3.9999                   3/17/06
          114,248                     4.0904                   3/20/06
           43,134                     4.1316                   3/21/06
          190,782                     4.0855                   3/22/06
          177,237                     4.0831                   3/23/06

           25,298                     4.1884                   3/24/06
           24,446                     4.2054                   3/27/06
           93,797                     4.2028                   3/28/06
           27,035                     4.2993                   3/29/06
          108,612                     4.6674                   3/30/06
          638,400                     4.6000                   3/30/06

                                   PARCHE, LLC

          344,906*                    4.0000                   3/17/06
           26,880                     3.9999                   3/17/06
          193,034*                    4.0000                   3/17/06
           15,840                     3.9999                   3/17/06
           21,761                     4.0904                   3/20/06
            8,216                     4.1316                   3/21/06
           36,340                     4.0855                   3/22/06
           33,760                     4.0831                   3/23/06
            4,819                     4.1884                   3/24/06
            4,656                     4.2054                   3/27/06
           17,866                     4.2028                   3/28/06
            5,149                     4.2993                   3/29/06
           20,688                     4.6674                   3/30/06
          121,600                     4.6000                   3/30/06

                          RCG AMBROSE MASTER FUND, LTD.

            3,597                     4.2472                   12/07/05

----------
* Shares were acquired in private transactions with various transferors for which Ramius Capital Group, L.L.C. or an affiliate serves as the investment manager, the managing member or the managing member of the investment manager.

           23,903                     4.3350                   12/08/05
            9,020                     4.3500                   12/09/05
            2,652                     4.3589                   12/09/05
            5,500                     4.3500                   12/13/05
            2,673                     4.3600                   12/13/05
            3,567                     4.3541                   12/14/05
            2,750                     4.3500                   12/14/05
              550                     4.3500                   12/15/05
            1,594                     4.3500                   12/15/05
            4,693                     4.3442                   12/16/05
            6,630                     4.0118                   3/02/06
           18,135                     3.9983                   3/02/06
            2,008                     4.0101                   3/03/06
            1,950                     4.0000                   3/03/06
            7,410                     3.9997                   3/03/06
           11,700                     3.9947                   3/06/06
            1,950                     3.8900                   3/08/06
            6,887                     3.8400                   3/10/06
            2,145                     3.9863                   3/14/06
            9,360                     3.9999                   3/17/06

                             RCG HALIFAX FUND, LTD.

            3,597                     4.2472                   12/07/05
           23,903                     4.3350                   12/08/05
            9,020                     4.3500                   12/09/05
            2,652                     4.3589                   12/09/05
            5,500                     4.3500                   12/13/05
            2,673                     4.3600                   12/13/05
            3,567                     4.3541                   12/14/05
            2,750                     4.3500                   12/14/05
              550                     4.3500                   12/15/05
            1,594                     4.3500                   12/15/05

            4,693                     4.3442                   12/16/05
           19,530                     3.9983                   3/02/06
            7,140                     4.0118                   3/02/06
            2,163                     4.0101                   3/03/06
            7,980                     3.9997                   3/03/06
            2,100                     4.0000                   3/03/06
           12,600                     3.9947                   3/06/06
            2,100                     3.8900                   3/08/06
            7,417                     3.8400                   3/10/06
            2,310                     3.9863                   3/14/06
           10,080                     3.9999                   3/17/06

                            RAMIUS MASTER FUND, LTD.

           19,947                     4.2472                   12/07/05
          132,553                     4.3350                   12/08/05
           50,020                     4.3500                   12/09/05
           14,707                     4.3589                   12/09/05
           30,500                     4.3500                   12/13/05
           14,823                     4.3600                   12/13/05
           19,784                     4.3541                   12/14/05
           15,250                     4.3500                   12/14/05
            3,050                     4.3500                   12/15/05
            8,840                     4.3500                   12/15/05
           26,028                     4.3442                   12/16/05
           26,010                     4.0118                   3/02/06
           71,145                     3.9983                   3/02/06
            7,878                     4.0101                   3/03/06
            7,650                     4.0000                   3/03/06
           29,070                     3.9997                   3/03/06
           45,900                     3.9947                   3/06/06

            7,650                     3.8900                   3/08/06
           27,020                     3.8400                   3/10/06
            8,415                     3.9863                   3/14/06
           36,720                     3.9999                   3/17/06

                    BARINGTON COMPANIES EQUITY PARTNERS, L.P.

           46,243                     4.0900                   3/20/06
           17,459                     4.1320                   3/21/06
           77,222                     4.0850                   3/22/06
           71,739                     4.0830                   3/23/06
           10,240                     4.1880                   3/24/06
            9,895                     4.2050                   3/27/06
           37,965                     4.2030                   3/28/06
           10,942                     4.2993                   3/29/06

                  BARINGTON COMPANIES OFFSHORE FUND, LTD. (BVI)

           74,805                     4.0900                   3/20/06
           28,242                     4.1320                   3/21/06
          124,917                     4.0850                   3/22/06
          116,048                     4.0830                   3/23/06
           16,564                     4.1880                   3/24/06
           16,006                     4.2050                   3/27/06
           61,414                     4.2030                   3/28/06
           17,701                     4.2993                   3/29/06

                           BARINGTON INVESTMENTS, L.P.

           14,961                     4.0900                   3/20/06
            5,649                     4.1320                   3/21/06

           24,983                     4.0850                   3/22/06
           23,210                     4.0830                   3/23/06
            3,313                     4.1880                   3/24/06
            3,202                     4.2050                   3/27/06
           12,283                     4.2030                   3/28/06
            3,540                     4.2993                   3/29/06

                             ARCADIA PARTNERS, L.P.

           75,000                     4.1300                   3/23/06

                                  RICHARD ROFE

           12,500                     3.9400                   3/10/06
            7,500                     4.0000                   3/13/06
            2,500                     4.0100                   3/16/06
            2,500                     3.9800                   3/17/06
          (2,500)                     4.1100                   3/23/06
         (19,000)                     4.1300                   3/24/06
          (1,362)                     4.3200                   3/29/06

                               JEFFREY D. GLIDDEN

                                      NONE

                                JEFFREY C. SMITH

                                      NONE

                                 WILLIAM J. FOX

                                      NONE

                                  EDWARD TERINO

                                      NONE

                                    EXHIBIT B

                                NOMINEE CONSENTS

                               JEFFREY D. GLIDDEN
                                  19 ALPHA RD.
                              CHELMSFORD, MA 01824

                                                                   April 1, 2006

S1 Corporation
3500 Lenox Road, NE
Suite 200
Atlanta, Georgia 30326
Attn: Corporate Secretary

Dear Sir:

      You are hereby notified that the undersigned consents to (i) being named as a nominee in the notice provided by The Ramius Barington Group of its intention to nominate the undersigned as a director of S1 corporation ("S1") at the 2006 annual meeting of stockholders, or any other meeting of stockholders held in lieu thereof, and any adjournments, postponements, reschedulings or continuations thereof (the "Annual Meeting"), (ii) being named as a nominee in any proxy statement filed by The Ramius Barington Group in connection with the solicitation of proxies or written consents for election of the undersigned at the Annual Meeting, and (iii) serving as a director of S1 if elected at the Annual Meeting.

                                        Very truly yours,


                                        /s/ Jeffrey D. Glidden

                                        Jeffrey D. Glidden

                                 WILLIAM J. FOX
                        C/O BARINGTON CAPITAL GROUP, L.P.
                         888 SEVENTH AVENUE, 17TH FLOOR
                            NEW YORK, NEW YORK 10019

                                                                  March 23, 2006

S1 Corporation
3500 Lenox Road, NE
Suite 200
Atlanta, Georgia 30326
Attn: Corporate Secretary

Dear Sir:

      You are hereby notified that the undersigned consents to (i) being named as a nominee in the notice provided by The Ramius Barington Group of its intention to nominate the undersigned as a director of S1 corporation ("S1") at the 2006 annual meeting of stockholders, or any other meeting of stockholders held in lieu thereof, and any adjournments, postponements, reschedulings or continuations thereof (the "Annual Meeting"), (ii) being named as a nominee in any proxy statement filed by The Ramius Barington Group in connection with the solicitation of proxies or written consents for election of the undersigned at the Annual Meeting, and (iii) serving as a director of S1 if elected at the Annual Meeting.

                                        Very truly yours,


                                        /s/ William J. Fox

                                        William J. Fox

                                 RICHARD S. ROFE
                       C/O ARCADIA CAPITAL MANAGEMENT, LLC
                         185 GREAT NECK ROAD, SUITE 460
                           GREAT NECK, NEW YORK 11021

                                                                  March 23, 2006

S1 Corporation
3500 Lenox Road, NE
Suite 200
Atlanta, Georgia 30326
Attn: Corporate Secretary

Dear Sir:

      You are hereby notified that the undersigned consents to (i) being named as a nominee in the notice provided by The Ramius Barington Group of its intention to nominate the undersigned as a director of S1 corporation ("S1") at the 2006 annual meeting of stockholders, or any other meeting of stockholders held in lieu thereof, and any adjournments, postponements, reschedulings or continuations thereof (the "Annual Meeting"), (ii) being named as a nominee in any proxy statement filed by The Ramius Barington Group in connection with the solicitation of proxies or written consents for election of the undersigned at the Annual Meeting, and (iii) serving as a director of S1 if elected at the Annual Meeting.

                                        Very truly yours,


                                        /s/ Richard S. Rofe

                                        Richard S. Rofe

                                  EDWARD TERINO
                               17 CANTERBURY ROAD
                          WINDHAM, NEW HAMPSHIRE 03087

                                                                  March 23, 2006

S1 Corporation
3500 Lenox Road, NE
Suite 200
Atlanta, Georgia 30326
Attn: Corporate Secretary

Dear Sir:

      You are hereby notified that the undersigned consents to (i) being named as a nominee in the notice provided by The Ramius Barington Group of its intention to nominate the undersigned as a director of S1 corporation ("S1") at the 2006 annual meeting of stockholders, or any other meeting of stockholders held in lieu thereof, and any adjournments, postponements, reschedulings or continuations thereof (the "Annual Meeting"), (ii) being named as a nominee in any proxy statement filed by The Ramius Barington Group in connection with the solicitation of proxies or written consents for election of the undersigned at the Annual Meeting, and (iii) serving as a director of S1 if elected at the Annual Meeting.

                                        Very truly yours,


                                        /s/ Edward Terino

                                        Edward Terino

                                JEFFREY C. SMITH
                          C/O RAMIUS CAPITAL GROUP, LLC
                          666 THIRD AVENUE, 26TH FLOOR
                            NEW YORK, NEW YORK 10017

                                                                   April 3, 2006

S1 Corporation
3500 Lenox Road, NE
Suite 200
Atlanta, Georgia 30326
Attn: Corporate Secretary

Dear Sir:

      You are hereby notified that the undersigned consents to (i) being named as a nominee in the notice provided by The Ramius Barington Group of its intention to nominate the undersigned as a director of S1 corporation ("S1") at the 2006 annual meeting of stockholders, or any other meeting of stockholders held in lieu thereof, and any adjournments, postponements, reschedulings or continuations thereof (the "Annual Meeting"), (ii) being named as a nominee in any proxy statement filed by The Ramius Barington Group in connection with the solicitation of proxies or written consents for election of the undersigned at the Annual Meeting, and (iii) serving as a director of S1 if elected at the Annual Meeting.

                                        Very truly yours,


                                        /s/ Jeffrey C. Smith

                                        Jeffrey C. Smith